QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

        The following tables present unaudited pro forma combined condensed financial information for USA giving effect to the following transactions:

  •
  the Ticketmaster combination completed on January 31, 2001,

  •
  the Expedia transaction completed on February 4, 2002,

  •
  the VUE transaction completed on May 7, 2002,

  •
  the Home Shopping Network, Inc. exchange completed on June 27, 2002, and

  •
  the Ticketmaster merger completed on January 17, 2003.

The results of the USA Entertainment Group are presented as discontinued operations in the historical financial statements of USA and therefore have been excluded from the unaudited pro forma combined condensed financial statements of USA.

        Unaudited pro forma combined condensed financial information for Expedia, Inc. for the year ended December 31, 2001 is also presented.

        The unaudited pro forma combined condensed financial statements of USA reflect some assumptions regarding the transactions and are based on the historical financial statements of USA. The unaudited pro forma combined condensed financial statements of USA, including the notes accompanying them, are qualified in their entirety by reference to, and should be read in conjunction with, USA's audited financial statements, including the notes accompanying them, which have been filed with the Securities and Exchange Commission.

        The unaudited pro forma combined condensed balance sheet as of September 30, 2002 gives effect to the Ticketmaster merger as if it occurred on September 30, 2002. All other transactions described above have been reflected in the historical balance sheet as of September 30, 2002.

        The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 reflects USA's audited statements of operations for the year ended December 31, 2001 and Expedia's results for the twelve months ended December 31, 2001, adjusted for the pro forma effects of the Ticketmaster combination, the Expedia transaction, the VUE transaction, the Home Shopping Network, Inc. exchange and the Ticketmaster merger, as if those transactions had occurred as of the beginning of the periods presented.

        The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2002 reflects USA's unaudited statements of operations for the nine months ended September 30, 2002, adjusted for the pro forma effects of the Expedia transaction, the VUE transaction, the Home Shopping Network, Inc. exchange and the Ticketmaster merger as if those transactions had occurred on January 1, 2002. The Ticketmaster combination has been reflected in the historical statement of operations for the nine months ended September 30, 2002.

        USA is in the process of evaluating the fair value of the additional interest acquired in Ticketmaster's assets and liabilities as a result of the Ticketmaster merger as well as the additional interest acquired in HSN's assets as a result of the VUE transaction and the Home Shopping Network, Inc. exchange, including the allocation of intangibles other than goodwill. USA has received preliminary estimates of the value of intangible assets and has provided pro forma adjustments to amortization of intangibles based on these estimates. However, the purchase accounting information is preliminary and has been made solely for the purpose of developing the unaudited pro forma combined condensed financial information contained in the following pages.

        The unaudited pro forma combined condensed statement of operations is neither necessarily indicative of the results of operations that would have been reported had these transactions occurred on January 1, 2001 nor necessarily indicative of USA's future financial results of operations.

USA INTERACTIVE
Unaudited Pro Forma Combined Condensed Balance Sheet
September 30, 2002
(Dollars in thousands)

	USA Historical	Ticketmaster Merger(1)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$675,413	$—		$675,413
Restricted cash	13,931	—		13,931
Marketable securities	2,470,615	—		2,470,615
Accounts and notes receivable, net	316,615	—		316,615
Inventories, net	216,909	—		216,909
Other	180,891	—		180,891

Total current assets	3,874,374	—		3,874,374
Property, plant and equipment, net	434,264	—		434,264
Intangible assets including goodwill, net	7,009,378	482,884		7,492,262
Cable distributions fees, net	173,800	—		173,800
Long-term investments	1,605,605	—		1,605,605
Preferred interest exchangeable for common stock	1,428,530	—		1,428,530
Deferred charges and other	176,197	—		176,197

Total assets	$14,702,148	$482,884		$15,185,032

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$36,231	$—		$36,231
Accounts payable, accrued and other current liabilities	383,307	—		383,307
Accounts payable, client accounts	182,860	—		182,860
Cable distribution fees payable	65,852	—		65,852
Deferred revenue	307,832	—		307,832
Other accrued liabilities	711,481	—		711,481

Total current liabilities	1,687,563	—		1,687,563
Long-term obligations, net of current maturities	508,237	—		508,237
Other long-term liabilities	84,405	—		84,405
Deferred income taxes	2,207,243	—		2,207,243
Minority interest	1,009,953	(435,383	)(13)	574,570
Common stock exchangeable for preferred interest	1,428,530	—		1,428,530
Stockholders' equity	7,776,217	918,267		8,694,484

Total liabilities and stockholders' equity	$14,702,148	$482,884		$15,185,032

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA.

USA INTERACTIVE
Unaudited Pro Forma Combined Condensed Statement of Operations
Nine Months Ended September 30, 2002
(Dollars in thousands, except per share data)

	USA Historical	Expedia Historical(2)	Expedia Pro Forma Adjustments		VUE Pro Forma Adjustments		Home Shopping Network, Inc. Exchange		Ticketmaster Merger		Pro Forma Combined
NET REVENUES:
HSN-US	$1,141,270	$—	$—		$—		$—		$—		$1,141,270
Ticketing	490,925	—	—		—		—		—		490,925
Match.com	88,182	—	—		—		—		—		88,182
Hotels.com	672,814	—	—		—		—		—		672,814
Expedia	389,865	35,487	—		—		—		—		425,352
Interval	2,319	—	—		—		—		—		2,319
PRC	217,212	—	—		—		—		—		217,212
Citysearch and related	22,479	—	—		—		—		—		22,479
International TV Shopping & other	234,557	—	—		—		—		—		234,557
USA Electronic Commerce Solutions LLC/Styleclick	30,386	—	—		—		—		—		30,386
Intersegment elimination	(7,773)	—	—		—		—		—		(7,773)

Total net revenues	3,282,236	35,487	—		—		—		—		3,317,723

Operating costs and expenses
Cost of sales	2,014,532	10,586	—		—		—		—		2,025,118
Other costs	899,199	15,723	—		—		—		—		914,922
Amortization of cable distribution fees	38,679	—	—		—		—		—		38,679
Amortization of non-cash compensation	10,199	930	—		—		—		10,586	(11)	21,715
Non-cash distribution and marketing expense	27,485	—	—		4,059	(5)	—		—		31,544
Depreciation and amortization	241,917	5,238	(6,632	)(3)	10,023	(12)	—		22,245	(1)	272,791
Goodwill impairment	22,247	—	—		—		—		—		22,247

Total operating costs and expenses	3,254,258	32,477	(6,632)		14,082		—		32,831		3,327,016

Operating income (loss)	27,978	3,010	6,632		(14,082)		—		(32,831)		(9,293)
Interest and other, net	(92,346)	324	—		34,335	(6)	—		—		(57,687)

Earnings (loss) before income taxes and minority interest	(64,368)	3,334	6,632		20,253		—		(32,831)		(66,980)
Income tax expense	(58,407)	(1,424)	(2,601)		(7,452	)(7)	—		4,152	(11)	(65,732)
Minority interest	(17,964)	—	(692	)(4)	(12,855	)(8)	(8,249	)(9)	4,813	(13)	(34,947)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(140,739)	$1,910	$3,339		$(54)		$(8,249)		$(23,866)		$(167,659)

Loss per common share from continuing operations
Basic and diluted	$(0.34)										$(0.34)

Weighted average shares outstanding	418,559										491,620

Weighted average diluted shares outstanding	418,559										491,620

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA.

USA INTERACTIVE
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 2001
(Dollars in thousands, except per share data)

	USA Historical	Ticketmaster Combination		Expedia Historical(2)	Expedia Pro Forma Adjustments		VUE Pro Forma Adjustments		Home Shopping Network, Inc. Exchange		Ticketmaster Merger(1)		Pro Forma Combined
NET REVENUES:
HSN—U.S.	$1,658,904	$—		$—	$—		$—		$—		$—		$1,658,904
Ticketing	579,679	—		—	—		—		—		—		579,679
Match.com	49,249	—		—	—		—		—		—		49,249
Hotels.com	536,497	—		—	—		—		—		—		536,497
Expedia	—	—		296,936	—		—		—		—		296,936
PRC	298,678	—		—	—		—		—		—		298,678
CitySearch and related	46,108	—		—	—		—		—		—		46,108
International TV Shopping and other	272,569	—		—	—		—		—		—		272,569
USA Electronic Commerce Solutions LLC/Styleclick	34,229	—		—	—		—		—		—		34,229
Intersegment elimination	(7,053)	—		—	—		—		—		—		(7,053)

Total net revenues	3,468,860	—		296,936	—		—		—		—		3,765,796

Operating costs and expenses
Cost of sales	2,331,297	—		93,142	—		—		—		—		2,424,439
Other costs	843,688	—		142,930	—		—		—		—		986,618
Amortization of cable distribution fees	43,975	—		—	—		—		—		—		43,975
Amortization of non-cash compensation	7,800	—		16,404	—		—		—		14,115	(11)	38,319
Non-cash distribution and marketing expense	26,384	—		—	—		8,307	(5)	—		—		34,691
Depreciation and amortization	432,139	—		61,820	6,712	(3)	49,364	(12)	—		29,660	(1)	579,695

Total operating costs and expenses	3,685,283	—		314,296	6,712		57,671		—		43,775		4,107,737
Operating income (loss)	(216,423)	—		(17,360)	(6,712)		(57,671)		—		(43,775)		(341,941)
Interest and other, net	(71,034)	—		(4,136)	—		99,323	(6)	—		—		24,153

Earnings (loss) before income taxes and minority interest	(287,457)	—		(21,496)	(6,712)		41,652		—		(43,775)		(317,788)
Income tax (expense) benefit	(2,450)	1,005	(10)	—	2,633		(24,112	)(7)	—		5,537	(11)	(17,387)
Minority interest	103,108	(3,568	)(10)	—	7,696	(4)	(35,619	)(8)	(5,423	)(9)	(52,284	)(13)	13,910

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(186,799)	$(2,563)		$(21,496)	$3,617		$(18,079)		$(5,423)		$(90,522)		$(321,265)

Loss per common share from continuing operations
Basic and diluted	$(0.50)												$(0.67)

Weighted average shares outstanding	374,101												480,452

Weighted average diluted shares outstanding	374,101												480,452

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA.

EXPEDIA, INC.
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 2001
(Dollars in thousands, except per share data)

	Historical(2)			Pro Forma
	Three Months Ended March 31, 2001	Three Months Ended June 30, 2001	Six Months Ended December 31, 2001	Twelve Months Ended December 31, 2001
Net revenues	$57,222	$78,474	$161,240	$296,936
Operating costs and expenses:
Cost of sales	18,085	22,890	52,167	93,142
Other costs	34,598	37,838	70,494	142,930
Amortization of non-cash compensation	6,477	3,939	5,988	16,404
Depreciation and amortization	17,246	18,372	26,202	61,820

Total operating costs and expenses	76,406	83,039	154,851	314,296

Operating income (loss)	(19,184)	(4,565)	6,389	(17,360)
Interest and other, net	1,567	214	(5,917)	(4,136)

Earnings (loss) before income taxes	(17,617)	(4,351)	472	(21,496)
Income tax expense	—	—	—	—

Earnings (loss) from continuing operations	$(17,617)	$(4,351)	$472	$(21,496)

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA

1.
Represents the issuance of 45.5 million shares of USA common stock to Ticketmaster security holders in the Ticketmaster merger based on an exchange ratio of 0.935 of a share of USA common stock for each share of Ticketmaster common stock. Also includes options to acquire 8.9 million shares of USA common stock and warrants to acquire 4.2 million shares of USA common stock, in each case based on an exchange ratio of 0.935. The price used to value the securities is $17.918, which is the average of the closing prices of USA common stock on the two trading days prior to, the day of, and the two trading days following the announcement of the Ticketmaster merger. The amount recorded as deferred compensation in stockholders equity is the estimated impact of unvested stock options as of such merger date, at their intrinsic value. The acquisition costs and resulting goodwill are as follows:

(In thousands)
USA common stock	$814,756
Fair value of options to acquire USA common stock	94,555
Fair value of warrants to acquire USA common stock	34,653
Less: Intrinsic value of unvested options to acquire USA common stock recorded as deferred compensation	(25,697)

918,267
Less: Minority interest acquired	(435,383)

Unallocated excess of merger consideration over minority interest acquired and deferred compensation preliminarily allocated to goodwill and intangible assets	$482,884

  The unallocated excess of acquisition costs over minority interest acquired and deferred compensation has been preliminarily allocated as follows: $236.1 million to intangibles and $246.8 million to goodwill. The intangible assets that have been preliminarily identified relate to tradenames and trademarks, venue and promotion contracts, distribution agreements and technology. Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Other Intangible Assets," provides that goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be required to be tested for impairment at least annually. In order to complete its assessment, USA will obtain a final independent valuation related to the identification of intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary. Based on the preliminary intangibles identified, USA has provided approximately $22.2 million and $29.7 million of amortization for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively, in the pro formas. As the unaudited pro forma combined condensed statements of operations reflect amortization of intangibles associated with the Ticketmaster merger, the final allocation of the acquisition cost could result in additional amortization expense and decreased operating income, net income and earnings per share in subsequent periods.

2.
Represents the results of operations for Expedia based on historical information of Expedia. See separate Expedia, Inc. Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 above. For additional financial information, refer to Expedia's periodic reports as of and for the periods ending March 31, 2001 and June 30, 2001, and the Transition Report on Form 10-K for the six months ended December 31, 2001, as filed with the Commission. Results for the three months ended March 31, 2001, reflect Expedia's adoption of the Emerging Issues Task Force Issue No. 99-19, "Reporting Gross as a Principal versus Net as an Agent," in the quarter ended June 30, 2001, which resulted in an adjustment to net revenues and cost of sales for such period.

  For the nine months ended September 30, 2002, the historical results of operations for USA include Expedia's results for the period from February 4, 2002 to September 30, 2002.

3.
Represents adjustment to amortization of intangibles identified in USA's acquisition of a controlling interest in Expedia. USA's aggregate purchase price was $1.5 billion, of which $352.1 million was allocated to intangible assets other than goodwill based upon the results of an independent valuation of the assets and liabilities acquired. The pro forma adjustment is based upon the comparison of amortization of intangibles identified by USA and the amount reflected in the historical results of Expedia.

4.
Represents the minority interest in the historical results of operations of Expedia, based upon a 64.2% equity ownership by USA of Expedia.

5.
Represents adjustment for non-cash marketing related to advertising provided to Ticketmaster and its subsidiaries by USA Cable, which was contributed to VUE on May 7, 2002. As these transactions were among consolidated entities, the amount was eliminated in the consolidated historical results of USA.

6.
Reflects the cash dividends ($63 million for the 12 months ended December 31, 2001 and $22 million for the nine months ended September 30, 2002) payable quarterly with respect to USA's Class B preferred interest in VUE and the payable-in-kind dividends ($36 million for the 12 months ended December 31, 2001 and $12 million for the nine months ended September 30, 2002) due in cash (or Vivendi Universal stock, at the election of Universal) at maturity (20 years following the consummation of the VUE transaction) with respect to USA's Class A preferred interest in VUE.

7.
Represents tax impact of pro forma adjustments described under notes 5 and 6 above.

8.
Represents the adjustment to minority interest related to the cancellation of approximately 320.9 million shares of USANi, comprising all of the USANi shares not then owned by USA and its subsidiaries. The cancellation of USANi shares occurred on May 7, 2002 in conjunction with the VUE transaction. Prior to the VUE transaction, Vivendi owned approximately 47% and Liberty owned approximately 8% of USANi.

9.
Represents the adjustment to minority interest related to Liberty's exchange of its shares of Home Shopping Network, Inc. The Home Shopping Network, Inc. shares were exchanged for approximately 31.6 million shares of USA common stock and approximately 1.6 million shares of USA Class B common stock. The exchange occurred on June 27, 2002. Prior to the transaction, Liberty owned 19.9% of Home Shopping Network, Inc.

10.
Reflects decreased tax expense of approximately $1 million and increased minority interest of approximately $4 million as a result of the Ticketmaster combination. The Ticketmaster combination has been accounted for as entities under common control in a manner similar to a pooling of interests. Tax expense decreased as a result of taxable losses from Ticketmaster being used to offset taxable income of Ticketmaster Corporation. Minority interest increased principally due to the impact of a lower minority interest benefit related to the losses of Ticketmaster, as USA's economic ownership in Ticketmaster increased from 50% to 68% as a result of the Ticketmaster combination that was completed on January 31, 2001.

11.
Represents estimated amortization expense of deferred compensation and the related tax benefit related to the Ticketmaster merger. The expense is based upon the estimated intrinsic value of unvested stock options, amortized over their estimated remaining vesting period of approximately three years.

12.
Represents adjustment to amortization of intangibles identified in USA's acquisition of the minority interest of Home Shopping Network. USA's aggregate purchase price was $1.2 billion, of which $487.7 million has been preliminarily allocated to intangible assets other than goodwill, based upon the results of an independent valuation of the portion of the assets and liabilities acquired.

13.
Represents the adjustment to historical minority interest benefit/expense related to Ticketmaster.

QuickLinks

  Exhibit 99.1